SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 19, 1998


                                 WORLDCORP, INC.
               (Exact name of registrant as specified in charter)


                           Delaware 1-5351 94-3040585
                   (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)


           13873 Park Center Road, Suite 490, Herndon, Virginia 20171
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (703) 834-9200


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Item 4.  Changes in Registrant's Certifying Accountants

KPMG Peat Marwick LLP was previously the principal accountants for WorldCorp, Inc. On August 12, 1998 that firm resigned.

In connection with the audits of the two years ended December 31, 1997, and the subsequent interim period through August 12, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of WorldCorp, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified. However, KPMG Peat Marwick LLP's auditors' report on the consolidated financial statements of WorldCorp, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996, contained a separate paragraph stating that "as discussed in Note 2 to the consolidated financial statements, in order to meet its debt service obligations for 1998, the Company must obtain additional financing, refinance existing borrowings, or obtain concessions from its lenders. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          Letter from KPMG Peat Marwick LLP

                                                     SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             WORLDCORP, INC.



                                              By:_/s/__Patrick F. Graham___
                                                 Patrick F. Graham
                                                 President and Chief Executive
                                                 Officer


Date:  August 19, 1998

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